Exhibit 99.1

For Immediate Release:  August 17, 2005
Contact:  Jason A. Jenne
(901) 746-2005

True Temper Sports, Inc.
Announces 2005 Second Quarter and Year-To-Date Results

Results of Operations

Memphis, Tennessee.....August 17, 2005.....Today, True Temper Sports, Inc. (“True Temper” or the “Company”) announced its 2005 second quarter and year-to-date results of operations.  Net sales for the second quarter increased 28.5%, to $32.6 million from the $25.3 million recorded during the second quarter of 2004.  Net sales for the first six months increased 16.4%, to $64.7 million from $55.5 million in the first six months of 2004.  Adjusted EBITDA (defined below) for the second quarter increased 31.2%, to $10.2 million from $7.8 million in the second quarter of 2004.  Adjusted EBITDA for the first six months increased 18.0%, to $19.8 million from $16.8 million in the first six months of 2004.  Net income for the second quarter decreased to $0.6 million from $1.7 million in 2004.  Net income for the first six months increased to $0.8 million from a loss of $6.3 million in 2004.  As more fully described below, the Company completed an acquisition and recapitalization during the first quarter of 2004 which had an impact on the net income reported for both 2004 and 2005.  The effect of this acquisition has been eliminated from the presentation of Adjusted EBITDA.

In his comments about the Company’s performance, Scott Hennessy, President and CEO said, “We are certainly pleased with our second quarter and year-to-date sales growth.  We had established aggressive goals for revenue gains during the first half of 2005 in all of our business lines, and our performance has met those goals.  We continue to see strong demand in both OEM and distributor channels for our new lightweight steel golf shafts such as Dynamic Gold SL and our newest lightweight offering, the M80, which is currently only available in the Japanese market.  On the graphite golf side, our Grafalloy ProLaunch shaft delivered record unit volume during the second quarter.  We have now recorded double-digit increased sales of this driver and fairway wood shaft for four consecutive quarters, as it builds further momentum in the marketplace.  Adding to these results, our performance sports segment registered a very successful second quarter, with revenue improvement of 32% over the second quarter 2004.  Our efforts in both the hockey and bike categories are beginning to pay off, as we continue to pursue a diversification strategy into non-golf recreational sports markets.”

Mr. Hennessy continued, “As important as our top line growth is, we are committed to delivering the best possible operating results throughout our P&L.  Through the first six months of 2005 we have successfully offset the unfavorable commodity and raw material inflationary factors through cost control efforts in all areas of the company, and the benefits derived from our transition of composite manufacturing operations to Guangzhou, China.  As a result, we have been able to maintain our Adjusted EBITDA margin at or above our historical 30% level.  This profitability, combined with our focus on working capital and cash management, enabled us to make voluntary repayments on our outstanding bank debt of $7.0 million during the second quarter.  Combined with our voluntary repayments during 2004, this now represents nearly a 10% reduction in our overall outstanding bank debt, and has resulted in a significant leverage improvement during 2005.”

Outlook

Commenting about the Company’s outlook for the future, Mr. Hennessy said, “The overall golf industry environment for the remainder of 2005 appears to be encouraging, with several key indicators providing positive signals.  Globally 2005 is proving to be a much stronger year for iron sales overall, and specifically for several of our key golf club partners.  We believe True Temper will continue to benefit from this trend during the second half of this year.  In addition, we are experiencing near record unit volume demand for graphite golf shafts with the success of our Grafalloy ProLaunch branded offering, and several new graphite iron programs with OEM customers.  Furthermore, our new product pipe-line remains quite healthy, and we see lower inventory levels throughout the distribution channel as compared to this time last year.  We believe these factors should continue to provide revenue growth during the second half of 2005, as compared to the same period in 2004.  While we do not anticipate top line growth at the same level as the robust second quarter, we are working to deliver double digit percentage improvements during both the third and fourth quarters of 2005.”

Acquisition and Recapitalization

On January 30, 2004, TTS Holdings LLC, a company formed by Gilbert Global Equity Partners, L.P., entered into a stock purchase agreement with our direct parent company, True Temper Corporation, and certain of its security holders, pursuant to which TTS Holdings LLC and certain members of our senior management agreed to purchase all of the outstanding shares of capital stock of True Temper Corporation.  The transaction contemplated by the purchase agreement closed on March 15, 2004.  As part of this transaction, the Company was recapitalized through the establishment of a new senior credit facility and the issuance of new 8 3/8% senior subordinated notes due 2011.  In conjunction with this recapitalization, certain expenses related to the early extinguishment of long-term debt and other related transaction fees were recorded totaling $14.6 million, resulting in a $10.9 million after-tax reduction to the first quarter 2004 net income.  In addition, as part of the required purchase accounting, the Company recorded the estimated fair value of certain intangible assets.  Non-cash amortization of these intangible assets during the second quarter of 2005 totaled $3.5 million, resulting in a $2.1 million after-tax reduction to the second quarter 2005 net income.  Through the first six months of 2005, non-cash amortization of these intangible assets totaled $6.9 million, resulting in a $4.3 million after-tax reduction to the year-to-date 2005 net income.  No such amortization was recorded during the first six months of 2004.

The transaction was accounted for using the purchase method of accounting.  Accordingly, the financial statements included in this press release present the historical cost basis results of the Company as “predecessor company” through March 14, 2004, and the results of the Company as “successor company” from March 15, 2004 through July 3, 2005.  The sum of the results of the predecessor and successor companies is also included where appropriate, and labeled as “combined company.”

Conference Call

True Temper management is scheduled to discuss the Company’s operating performance in a conference call on Thursday, August 18, 2005 at 2:00 p.m. Eastern Time.  Interested parties may participate by calling 888-946-7793 or 517-308-9015 just prior to the start time.  Callers should request the “True Temper Earnings Call,” with the passcode “True Temper.”  A replay of the conference call will be available from approximately 5:00 p.m. Eastern Time on August 18, 2005 until 5:00 p.m. Eastern Time on August 25, 2005.  The replay may be accessed by calling 800-430-5973 or 402-998-0105.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by the Company.  This document, including but not limited to, comments under the “Outlook” section of this document, contains forward-looking statements.  All statements which address future operating or financial performance, events or developments that we expect, plan, believe, hope, wish, forecast, predict, intend, or anticipate will occur in the future, and other similar meanings or phrases, are forward-looking statements within the meaning of the Act.

The forward-looking statements are based on management’s current views and assumptions regarding future events and future operating or financial performance.  However, there are many risk factors, including but not limited to, the Company’s substantial leverage, the Company’s ability to service its debt, the general state of the economy, the Company’s ability to execute its plans, fluctuations in the availability and price of energy, fluctuations in the availability and price of raw materials, potentially significant increases to employee health and welfare costs, competitive factors, and other risks that could cause the actual results to differ materially from estimates or predictions contained in the Company’s forward-looking statements.  Additional information concerning the Company’s risk factors is contained from time to time in the Company’s public filings with the Securities and Exchange Commission (“SEC”), and recently in the Business Risks section of Item 1 to Part 1 of our 2004 Annual Report on Form 10-K filed with the SEC on March 30, 2005.

The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement.  The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

Definitions

EBITDA and Adjusted EBITDA are non-GAAP measurements we believe gauge our liquidity and operating performance.   The Company’s definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedules.

TRUE TEMPER SPORTS, INC.

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands)

	QUARTERLY
	Successor Company	Successor Company
	Period from April 4 To July 3, 2005	Period from March 29 To June 27, 2004
NET SALES	$32,565	$25,333
Cost of sales	19,314	15,123
GROSS PROFIT	13,251	10,210

Selling, general and administrative expenses	3,947	3,339
Amortization of intangible assets	3,456	—
Business development, start-up and transition costs	70	99
OPERATING INCOME	5,778	6,772

Interest expense, net of interest income	4,759	3,994
Other expenses, net	21	12
INCOME BEFORE INCOME TAXES	998	2,766

Income tax expense	428	1,053
NET INCOME	$570	$1,713

	YEAR – TO – DATE
	Successor Company	Combined Company	Successor Company	Predecessor Company
	Period from January 1 To July 3, 2005	Period from January 1 To June 27, 2004	Period from March 15 To June 27, 2004	Period from January 1 To March 14, 2004
NET SALES	$64,668	$55,544	$35,297	$20,247
Cost of sales	38,548	32,982	21,111	11,871
GROSS PROFIT	26,120	22,562	14,186	8,376

Selling, general and administrative expenses	8,135	7,538	3,903	3,635
Amortization of intangible assets	6,912	—	—	—
Business development, start-up and transition costs	135	282	182	100
Transaction and reorganization expense	—	5,381	—	5,381
Loss on early extinguishment of long-term debt	—	9,217	—	9,217
OPERATING INCOME (LOSS)	10,938	144	10,101	(9,957)

Interest expense, net of interest income	9,526	7,177	4,679	2,498
Other expenses (income), net	33	12	14	(2)
INCOME (LOSS) BEFORE INCOME TAXES	1,379	(7,045)	5,408	(12,453)

Income tax expense (benefit)	625	(747)	2,098	(2,845)
NET INCOME (LOSS)	$754	$(6,298)	$3,310	$(9,608)

TRUE TEMPER SPORTS, INC.

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	July 3,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,483	$3,337
Receivables, net	19,399	14,578
Inventories	20,264	21,910
Prepaid expenses and other current assets	3,742	3,533
Total current assets	47,888	43,358

Property, plant and equipment, net	13,371	13,407
Goodwill, net	150,883	150,883
Intangible assets, net	139,354	146,266
Other assets	6,372	6,911
Total assets	$357,868	$360,825

LIABILITIES & STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$—	$545
Accounts payable	5,417	4,356
Accrued expenses and other current liabilities	11,417	9,796
Total current liabilities	16,834	14,697

Deferred tax liability, net	5,903	5,403
Long-term debt, net of current portion	225,725	232,180
Other liabilities	7,337	7,215
Total liabilities	255,799	259,495

STOCKHOLDER’S EQUITY
Common stock — par value $0.01 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	111,943	111,943
Accumulated deficit	(9,710)	(10,464)
Accumulated other comprehensive loss, net of taxes	(164)	(149)
Total stockholder’s equity	102,069	101,330
Total liabilities and stockholder’s equity	$357,868	$360,825

TRUE TEMPER SPORTS, INC.

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Successor Company	Combined Company	Successor Company	Predecessor Company
	Period from January 1 To July 3, 2005	Period from January 1 To June 27, 2004	Period from March 15 To June 27, 2004	Period from January 1 To March 14, 2004
OPERATING ACTIVITIES
Net income (loss)	$754	$(6,298)	$3,310	$(9,608)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,349	1,507	836	671
Amortization of deferred financing costs	726	418	309	109
Amortization of intangible assets	6,912	—	—	—
Transaction and reorganization expenses	—	5,381	—	5,381
Loss on early extinguishment of long-term debt	—	9,217	—	9,217
Deferred taxes	500	(946)	2,069	(3,015)
Changes in operating assets and liabilities, net	(696)	(521)	(748)	227
Net cash provided by operating activities	9,545	8,758	5,776	2,982

INVESTING ACTIVITIES
Purchase of property, plant and equipment	(1,313)	(947)	(617)	(330)
Net cash used in investing activities	(1,313)	(947)	(617)	(330)

FINANCING ACTIVITIES
Proceeds from issuance of bank debt	—	110,000	110,000	—
Proceeds from issuance of Senior Subordinated Notes	—	125,000	125,000	—
Principal payments on bank debt	(7,000)	(7,700)	—	(7,700)
Repayment of bank debt, including accrued interest	—	(6,335)	(6,335)	—
Call senior subordinated notes, including accrued interest and call premiums	—	(109,160)	(109,160)	—
Payment of debt issuance costs	—	(8,673)	(8,673)	—
Distribution of net equity to selling shareholders	—	(102,518)	(102,518)	—
Transaction and reorganization expenses, including cash payments for direct acquisition costs	—	(11,243)	(10,780)	(463)
Other financing activity	(86)	(42)	—	(42)
Net cash used in financing activities	(7,086)	(10,671)	(2,466)	(8,205)

Net increase (decrease) in cash	1,146	(2,860)	2,693	(5,553)
Cash at beginning of period	3,337	8,389	2,836	8,389
Cash at end of period	$4,483	$5,529	$5,529	$2,836

EBITDA and Adjusted EBITDA Defined

EBITDA represents operating income or loss plus depreciation and amortization of intangible assets.  Adjusted EBITDA represents EBITDA plus management services fees, business development, start-up and transition costs, transaction and reorganization expenses, loss on early extinguishment of long-term debt, and initial compliance costs for Sarbanes-Oxley. Not all adjustments described are applicable to the periods identified in the table below.

EBITDA and Adjusted EBITDA for the periods indicated are calculated as follows:

	QUARTERLY
	Successor Company	Successor Company
	Period from April 4 To July 3, 2005	Period from March 29 To June 27, 2004
Operating income	$5,778	$6,772
Plus:
Depreciation	664	757
Amortization of intangible assets	3,456	—
EBITDA	9,898	7,529
Plus:
Business development, start-up and transition costs	70	99
Sarbanes-Oxley initial compliance costs	80	—
Management services fee	125	125
Adjusted EBITDA	$10,173	$7,753

	YEAR – TO – DATE
	Successor Company	Combined Company	Successor Company	Predecessor Company
	Period from January 1 To July 3, 2005	Period from January 1 To June 27, 2004	Period from March 15 To June 27, 2004	Period from January 1 To March 14, 2004
Operating income (loss)	$10,938	$144	$10,101	$(9,957)
Plus:
Depreciation	1,349	1,507	836	671
Amortization of intangible assets	6,912	—	—	—
EBITDA	19,199	1,651	10,937	(9,286)
Plus:
Business development, start-up and transition costs	135	282	182	100
Transaction and reorganization expenses	—	5,381	—	5,381
Loss on early extinguishment of long-term debt	—	9,217	—	9,217
Sarbanes-Oxley initial compliance costs	219	—	—	—
Management services fee	250	250	142	108
Adjusted EBITDA	$19,803	$16,781	$11,261	$5,520

EBITDA and Adjusted EBITDA reconciled to net cash provided by operating activities

EBITDA and Adjusted EBITDA are presented because they are widely accepted financial indicators used by certain investors and analysts as a measure of the Company’s liquidity and an indicator of the Company’s operating performance.  EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period, nor have they been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as substitutes for measures of liquidity or operating performance prepared in accordance with GAAP.

Following is a reconciliation of Adjusted EBITDA to net cash provided by operating activities for the periods indicated:

	QUARTERLY
	Successor Company	Successor Company
	Period from April 4 To July 3, 2005	Period from March 29 To June 27, 2004
Adjusted EBITDA	$10,173	$7,753
Cash interest payments	(1,652)	(1,028)
Cash income tax payments	107	102
Business development, start-up and transition costs	(70)	(99)
Management services fee	(125)	—
Changes in working capital requirements and other	(313)	(1,553)
Net cash provided by operating activities	$8,120	$5,175

	YEAR – TO – DATE
	Successor Company	Combined Company	Successor Company	Predecessor Company
	Period from January 1 To July 3, 2005	Period from January 1 To June 27, 2004	Period from March 15 To June 27, 2004	Period from January 1 To March 14, 2004
Adjusted EBITDA	$19,803	$16,781	$11,261	$5,520
Cash interest payments	(8,605)	(1,376)	(1,028)	(348)
Cash income tax (payments) refunds	58	(72)	102	(174)
Business development, start-up and transition costs	(135)	(282)	(182)	(100)
Management services fee	(250)	(108)	—	(108)
Changes in working capital requirements and other	(1,326)	(6,185)	(4,377)	(1,808)
Net cash provided by operating activities	$9,545	$8,758	$5,776	$2,982